                                                      EXHIBIT 4

ORDINARY SHARES                              This certificate is
                                             transferable in
                                             Ridgefield Park, NJ
                                             or New York, NY

INCORPORATED UNDER THE LAWS                  CUSIP G3682E 12 7

OF THE ISLANDS OF BERMUDA                    SEE REVERSE FOR
                                             CERTAIN RESTRICTIONS
                                             AND DEFINITIONS

                         FRONTLINE LTD.

This is to Certify that


is the owner of


         FULLY PAID AND NON-ASSESSABLE SHARES, OF THE PAR VALUE
         TWO DOLLARS AND FIFTY CENTS ($2.50 EACH) OF THE ORDINARY
         SHARES OF

Frontline Ltd. (the "Company") transferable on the books of the Company by the holder hereof in person or by attorney duly authorized in writing upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Memorandum of Association and Bye-laws of the Company, copies of which are on file with the Transfer Agent, to all the provisions of which the holder hereof by acceptance of this certificate asserts.

         This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

      Witness the facsimile seal and the facsimile signature of the Company's duly authorized officers.

Dated:                                 /s/ John Fredriksen
                                       -------------------------
                                           John Fredriksen
Countersigned and Registered:

  Mellon Investor Services LLC         /s/ Kate Blankenship
    Transfer Agent and Registrar       -------------------------
                                           Kate Blankenship

                                                        [Reverse]

                         FRONTLINE LTD.


    This certificate also evidences certain Rights as set forth in a Rights Agreement between Frontline Ltd. (formerly London & Overseas Freighters Limited) and The Bank of New York dated as of December 6, 1996 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is available for inspection by members at the registered office of the Company. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge promptly after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be evidenced by separate certificates and no longer be evidenced by this certificate, may be redeemed or exchanged or may expire. As set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may be null and void. Rights shall not exercisable to securities in any jurisdiction if (i) the requisite qualification in such jurisdiction shall not have been obtained, (ii) such exercise shall not be permitted under applicable law or (iii) if applicable, a registration statement in respect of such securities shall not have been declared effective.

         The following abbreviations, when used to the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

    TEN COM - as tenants in      UNIF GIFT MIN ACT- ___ Custodian
              common                            (Cust)  (Minor)
    TEN ENT - as tenants by      under Uniform Gifts to Minors
              the entireties     Act _______
    JP TEN  - as joint tenants       (State)
              with right of
              surviorship and
              not as tenants
              in common

         Additional abbreviations may also be used though not in the above list.

         For Value Received, ________ hereby sell, assign and transfer unto

Please insert social security
or other identifying number
of assignee

-------------------------------


-----------------------------------------------------------------
     (Please print or typewrite name and address, including
                     zip code, of Assignee)

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------Shares
of the capital stock reported by the within Certificate, and do hereby irrevocably constitute and appoint

---------------------------------------------------------Attorney
to transfer the said stock on the books of the within-named
Company with full power of substitution in the premises.

Dated______________


----------------------------------------------------------------
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement, or any change whatever.

SIGNATURE(S) GUARANTEED:________________________________________
                          The signature(s) should be guaranteed
                          by an eligible guarantor institution
                          (banks, stockbrokers, savings and loan
                          associations and credit unions with
                          membership in an approved signature
                          guarantee medallion program), pursuant
                          to S.E.C. Rule 17Ad-15.













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02089009.AF4